UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2020
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	Results of Operations and Financial Condition.
On April 7, 2020, Levi Strauss & Co. (the "Company") issued a press release announcing its first quarter 2020 financial results. A copy of the press release is attached hereto as Exhibit 99.1.
The information provided in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed, the Company and certain of its subsidiaries are party to a Second Amended and Restated Credit Agreement dated May 23, 2017, as further amended (the “Credit Facility”), with the lenders party thereto. The Credit Facility provides for a senior secured revolving credit facility with a maximum commitment of $850.0 million. A copy of the Credit Facility and the amendment thereto were filed as Exhibit 10.30 and Exhibit 10.31, respectively, to the Company’s Form S-1 filed with the Securities and Exchange Commission on February 13, 2019. The material terms of the Credit Facility are also described in Note 6 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 24, 2019 and Note 4 to the Company’s audited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2020.
As of April 1, 2020, the Company’s unused availability under the Credit Facility was $819.5 million.
On April 2, 2020, the Company provided notice to its lenders to borrow $300.0 million under the Credit Facility. The current interest rate for such borrowing under the Credit Facility is equal to LIBOR plus 125 basis points. Following the draw down, the Company will have approximately $519.5 million of additional borrowing capacity remaining under the Credit Facility.
The Company elected to borrow under the Credit Facility as a precautionary measure in order to increase its cash position and maximize liquidity given the uncertainty in global markets resulting from the COVID-19 pandemic. Following the draw down, the proceeds from the Credit Facility borrowings are expected to be held on the Company’s balance sheet and may be used for general corporate purposes.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information provided below under Item 7.01 relating to the reduction in compensation of our Chief Executive Officer and other named executive officers is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.
As part of the expense reduction measures being implemented by the Company in response to the economic impacts of the COVID-19 pandemic, the Company’s board of directors has determined to temporarily reduce the base salary in effect for the Company’s Chief Executive Officer, Charles V. Bergh, by 50%, and the base salaries of the other executive officers by 25%, effective on April 27, 2020 and ending on such future date as may be agreed upon by the board of directors.  The board of directors also elected to temporarily forego its cash retainer compensation for board service. Simultaneous with these reductions, the Company determined to temporarily reduce the base salaries payable to the Company’s executive and leadership teams as a group, with the amount of the reduction dependent upon the position of each individual within the organization.
The information provided in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1     Press release issued by Levi Strauss & Co., dated April 7, 2020, announcing the Company's first quarter 2020 financial results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	April 7, 2020	By:	/s/ GAVIN BROCKETT
		Name:	Gavin Brockett
		Title:	Senior Vice President and Global Controller
(Principal Accounting Officer and Duly Authorized Officer)